Exhibit 99

                                  RISK FACTORS

You should consider carefully the following risks below before you decide to invest in our company. The risks below are not the only ones facing us. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business, financial condition or results of operation could be materially adversely affected by any of these risks. Any of these risks could cause the trading price of our common stock to decline, and you could lose all or part of your investment in our company. We are a holding company which operates through its subsidiaries. References to we below means the operations of our wholly-owned and majority-owned subsidiaries.

Industry factors beyond our control could adversely affect us.

The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, customer fraud, employee errors and misconduct, failures in connection with the processing of securities transactions and litigation. Our business and profitability are affected by many factors, including the volatility and price level of the securities markets; the volume, size and timing of securities transactions; the demand for investment banking services; the level and volatility of interest rates; the availability of credit; changes in the methods of the brokerage business, legislation affecting the business and financial communities; and the economy in general. Markets characterized by low trading volumes and depressed prices generally result in reduced commissions and investment banking revenues as well as losses from declines in the market value of securities positions.

If there is a market downturn, our revenues are likely to decline and, if unable to reduce expenses at the same pace, our results of operations would deteriorate. For example:

     o A market downturn could lead to a decline in the volume of transactions that we execute for our customers and would reduce the revenues we receive from commissions and spreads.

     o A market downturn could reduce the number and size of transactions for which we provide underwriting or placement agent services.

Our business involves small- and mid- capitalization companies which are subject to higher degree of risk and therefore could adversely affect our business.

Our business is focused on the underwriting, advising, investing in, conducting private placements, brokerage and trading of securities of small- and mid-capitalization companies. The small- and mid-capitalization segment of the securities industry may be subject to greater risks than the securities industry as a whole and, consequently, may be marketable to only a limited segment of the investing public and may subject our financial performance to a higher degree of risk.

Our business is subject to risks of losses from underwriting activities.

Our business is subject to risks of losses from underwriting activities. As an underwriter, we commit to purchasing securities from an issuer and assume the risk that we may not be able to resell such securities to our customers. When we serve as manager or co-manager of public offerings of securities, we make commitments of our capital for this purpose and thus expose our capital to the risk that the securities may not be resold. Further, we may increase our commitment of capital for the purpose of making a market in these securities following an offering. The increased concentration of our capital in securities of issuers we finance increases our exposure to trading risks regarding these securities.

Under applicable law, as an underwriter we are subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings and we may not be able to obtain indemnification from the issuers of these securities for this liability.

Our business is subject to risks of losses from trading activities.

Our proprietary trading activities involve the purchase, sale or short sale of securities as principal. As a market maker, we use our capital to maintain substantial inventories of long positions (securities we own) and short positions (securities we have sold but do not yet own). We face the risk of changes in the market prices of those securities and the risk of a decrease in the liquidity of markets for those securities, which could limit our ability to resell securities purchased or to repurchase securities sold in principal transactions. Our trading department maintains inventories of equity and debt securities on both a long and short basis. If we have any long positions, a downturn in the market could reduce the value of our positions and result in losses. Conversely, if we have short positions, an upturn in the market could expose us to unlimited losses as we attempt to cover our short position by acquiring securities in a rising market.

The value of our investment account fluctuates due to factors beyond our control and may adversely affect our business.

We maintain an investment account in which securities are held for potential long-term appreciation. Securities in this account consist principally of common stock and warrants and rights to purchase common stock and warrants, most of which are not freely tradable for varying periods of time or lack a public market in which to trade. Values of the securities in the investment account are volatile. Fluctuations due to general market conditions, the industry of the issuer of such securities, or otherwise, may have a material effect on our earnings.

Our merchant banking and proprietary trading investments may cause our operating results to fluctuate widely regardless of whether we have liquidated our investments and actually realized gain or loss.

We must value our merchant banking and proprietary trading investments on a quarterly basis at a price related to the current market prices of such securities. Accordingly, a large fluctuation in the market prices of these securities, regardless of whether we have liquidated them and actually realized gain or loss, can have a significant impact upon our results of operation for that quarter.

Performance is not predictable regarding our asset management business; Unsuccessful investments will result in diminished returns on our investments and lower performance fees.

We are a limited partner in Dalewood Associate, L.P., which makes long term merchant banking investments in early-stage companies that are usually speculative and involve a high degree of risk. Our majority owned subsidiary, Dalewood Associates, Inc., manages Dalewood Associates, L.P.

If those investments do not perform well, the value of our investment in Dalewood Associates L.P. will decline and our performance fees, if any, will be adversely affected. There is no assurance that we will manage Dalewood's capital successfully and generate positive returns. The long term nature of these investments also increases our exposure to market risks. Since these investments are sometimes illiquid, we may be unable to realize gains or reduce losses during periods of fluctuating values of these investments.

Risks of overseas business operations could adversely affect our business.

EBCapital (Europe) AG, and perhaps our other subsidiaries, will derive revenues from providing services to customers in overseas locations. Such operations are subject to certain risks such as changes in the legal and regulatory policies of the foreign jurisdiction, local political and economic developments, currency fluctuations, exchange controls, royalty and tax increases, retroactive tax claims, expropriation and other laws and policies of the United States affecting foreign trade, investment and taxation. In addition, in the event of any dispute arising from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts. Our Swiss office is also subject to local rules and regulations which can substantially affect the profitability or ability of us to operate internationally. These statutes and regulations could have the effect of delaying the introduction of new services or products to European customers, and increase the cost of our operations in Europe.

We operate in a very competitive industry.

The market for investment banking, brokerage services, online securities services and asset management is rapidly evolving and intensely competitive and we expect such competition to intensify in the future.

We encounter intense competition in all aspects of our securities business and compete directly with other securities firms, a significant number of which have greater capital and other resources than us. In addition to competition from firms currently in the securities business, recently there has been increasing competition from other sources, such as commercial banks and insurance companies offering financial services, and from other investment alternatives.

There can be no assurance that we will be able to compete effectively with current or future competitors.

Our expansion may not be successful.

We have recently broadened our business and commenced offering securities services through the Internet. There can be no assurance, that our expansion will be successful, or if not successful, that our traditional brokerage business will adequately sustain itself in this technology-oriented market. Additionally, the expansion into conducting business through the Internet will materially increase our operating expenses and could adversely affect our profits.

We may seek to additionally expand our operations by acquiring other broker-dealers, research and/or trading firms Internet companies or other complementary businesses, or by establishing or acquiring additional branch offices. There can be no assurance that we will successfully effect any acquisitions or that we will be able to successfully integrate any acquired business or branch office.

Failure of our systems could harm our ability to execute transactions or process orders which may result in losses for our clients and harm to our business.

Our success depends on our ability to provide efficient and uninterrupted high-quality services. Our systems and operations are vulnerable to damage or interruption from events beyond our control, such as system failures by our clearing broker, our telephone company and other third party providers. System failures or service interruptions also could be caused by a breakdown of our own internal systems, which, for example, could be caused by high levels of client use. Any significant failure of our systems could create transaction delays for our customers because we may not be able to process the resulting volume of telephone or Internet orders. Systems failures or service interruptions could result in:

     o client inability to effect a securities transaction or satisfy margin obligations;

     o    substantial losses for our clients;

     o    loss of client accounts;

     o    decreased commission revenues; or

     o    harm to our reputation.

Our inability to obtain accurate information, including real-time quotes, trade information and other financial information will harm our business.

We rely upon information suppliers to provide accurate data on a real-time basis. We cannot assure you that any of these providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to expand their services to meet our needs adequately. Failure by an information supplier to supply necessary information could cause service interruptions, harm to our reputation and loss of clients. In addition, we could be sued by clients if they rely upon inaccurate information transmitted to us from our vendors to claims for negligence or copyright or trademark infringement based on the nature and content of information downloaded by clients from our systems and subsequently distributed to others. We do not maintain insurance to cover most of these types of liabilities. Any liability imposed on us or costs incurred in defending claims not covered by or in excess of our insurance coverage could materially adversely affect our business, financial condition and operating results.

Failure to comply with securities laws and regulations could cause us to face penalties or other sanctions which could adversely affect our business.

We are subject to broad regulation at the state and federal levels. If we fail to comply with an applicable law or regulation or government orders we could be subject to censures, fines, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the loss of our status as a broker-dealer, the suspension or disqualification of our license or the license of our officers or employees or other adverse consequences. The imposition of any material penalties or orders on us could have a material adverse effect on our reputation, business, operating results and financial condition.

The advent of Internet-based securities operations has created uncertainty on the regulatory landscape. When enacted, the Securities Act of 1933, which governs the offer and sale of securities, and the Securities Exchange Act of 1934, which governs, among other things, the operation of the securities markets and broker-dealers, did not contemplate the conduct of a securities business through the Internet. Uncertainty regarding the application of these laws could have a chilling effect on the growth of our Internet-based business. Further, we cannot anticipate the timing, scope and effect on the securities industry in general and us in particular of new securities rules and regulations which may be implemented on the state or federal level in response to the Internet. New rules or regulations imposed from time to time with respect to the securities industry in general and Internet-based securities firms in particular may limit our ability to participate in certain areas of the securities industry or require us to incur significant expense in order to come into compliance with such rules and regulations.

Our operations would be interrupted if the services of our clearing broker are terminated.

We are dependent on the operational capacity and the ability of our clearing broker, Schroder & Co., for the orderly processing of transactions. Our clearing agreement may be terminated by either party, upon 60 days' written notice. Under this agreement, Schroder processes all securities transactions for our account and the accounts of our clients. Termination or material interruptions of services provided by Schroder would have a material adverse effect on our operations.

Our clearing firm extends credit to our clients and we are liable if our clients do not pay.

We permit our clients to purchase securities on a margin basis or sell securities short, which means that our clearing firm extends credit to the client secured by cash and securities in the clients' account. During periods of volatile markets the value of the collateral held by Schroder in a client's account could fall below the amount borrowed by the client. If the margin requirement is not sufficient to cover losses and Schroder sells or buys securities at prevailing market prices, it may incur losses to satisfy client obligations. We have agreed to indemnify Schroder for losses it incurs while extending credit to our clients. Also, if customers fail to pay for their purchases of securities effected through our brokerage subsidiaries, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies those customers obligations, our brokerage subsidiaries would be obligated to indemnify our clearing agent for any resulting losses.

Losses due to customer fraud could have an adverse effect on our business.

We are exposed to potential losses resulting from fraud and other misconduct by customers, such as fraudulent trading (including access to legitimate customer accounts, or the use of a false identity to open an account) or the use of forged or counterfeit checks for payment. These types of fraud may be difficult to prevent or detect. We may not be able to recover the losses caused by these activities. Any of these losses could have a material adverse effect on our business, financial condition and operating results.

Employee misconduct is difficult to detect and could harm our business.

We run the risk that employee misconduct could occur, including binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding unauthorized or unsuccessful activities. This type of misconduct could result in unknown losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and harm to our reputation. An action or omission by an employee, such as a broker, can create criminal and civil liabilities for both the employee and us, which could have a material adverse effect on our business, financial condition and legal authority to operate in one or more areas of the securities industry. We may not be able to detect, deter or prevent any of these types of employee misconduct.

Ineffective risk management methods could harm our business.

Our policies and procedures to identify, monitor and manage our risks may not be fully effective. Some of our methods to manage risk are based on historical market behavior and cannot necessarily accurately predict future risk exposure, which could be greater than the historical measures and correlations indicate.

Failure to comply with net capital requirements could result in termination of our business.

Securities broker-dealers are subject to stringent rules with respect to the maintenance of specific levels of net capital. Net capital is the net worth (assets minus liabilities) less deductions for some types of assets. If any of our broker-dealers fail to maintain required net capital levels, they may be subject to suspension or revocation of their license, which would reduce our revenues. If the net capital rules are changed or expanded, or if any of our broker-dealers incur an unusually large charge against their net capital, they might be required to limit or discontinue those portions of their business which requires the intensive use of capital. A large operating loss or charge against the net capital of any of our broker-dealers could adversely affect our ability to expand or even maintain our present levels of business.

We are dependent upon our ability to recruit and retain key personnel.

Our business requires us to hire and retain highly skilled personnel. The recruitment and retention of experienced investment-banking professionals and proficient technologists are particularly important to our performance and success. We do not have "key person" life insurance policies on any of our officers or associates. The loss of the services of any of our key personnel or the inability to recruit and retain experienced investment banking professionals and proficient technologists in the future could have a material adverse effect on our business, financial condition and operating results.

Competition for talented personnel is intense. Our continued ability to compete effectively in our business depends on our ability to attract and retain the quality personnel our operations and development require.

We have only a limited operating history in the online services business upon which you can evaluate us.

Our online services business has a limited operating history. Accordingly, there are limited financial results upon which you can evaluate this business segment and its prospects. An investor in our company must consider the risks, expenses and difficulties frequently encountered by an early stage business in this new and rapidly evolving market of online securities services. These risks include:

     o    the failure to develop brand name recognition and reputation;
     o    the failure to achieve market acceptance of our services;
     o a slow down in general consumer acceptance of the Internet as a vehicle for commerce; and
     o an inability to grow and adapt our business and technology to evolving consumer demand.

We may not be successful in addressing these risks or the other risks set forth herein.

We may not successfully grow our online business which could adversely affect our business.

We may not be able to grow our online business. We intend to introduce new and/or enhanced products, content and services to retain the current users of our online services and to attract new users. If we introduce a new or enhanced product, content, or service that is not favorably received or fail to introduce certain new or enhanced products, content, or services, our current users may choose a competitive service instead of our service. The development and enhancement of services and products entails significant risks, including:

     o    the inability to adapt effectively new technologies to our business;

     o the failure to conform our services and products to evolving industry standards;

     o the inability to develop, introduce and market service and product enhancements or new services and products on a timely basis; and

     o    the nonacceptance by the market of such new service and products.

Our business could be materially adversely affected if we experience difficulties and/or delays in introducing new products, content or services or if these new products, content or services are not favorably received by our users.

Increased traffic on our web sites may be difficult to service which could harm our business.

Increased traffic to our web sites may strain our systems and impair our online services business. Our web sites may experience slower response times than usual or other problems for a variety of reasons. These occurrences could cause our users to perceive our web sites as not functioning properly and, therefore, cause them to pursue other methods to effect trades, seek capital or seek investment opportunities. In such a case, our business, results of operations, and financial condition could be materially adversely affected.

We expect to spend a large amount of money in advance of profits as we develop our online services businesses and expect to seek to raise additional capital through equity and/or debt offerings.

Our EarlyBirdCapital.com website is the portal through which our investment banking and brokerage services are offered. We also conduct online discount brokerage services through our Shochet Securities web site. We expect to incur significant operating expenses and make relatively large capital expenditures including to pay for advertising as we roll out our online business and expand our investment banking, brokerage, research, sales and marketing capabilities. Both EarlyBirdCapital, Inc. (through its parent EarlyBirdCapital.com Inc.) and Shochet Securities (through its parent Shochet Holding Corp.) raised money through the sale of securities of their respective parent companies to fund a majority portion of the expenditures necessary to commence their respective online businesses. There is no assurance, however, that such proceeds will be sufficient to adequately develop the online businesses and if not sufficient, that operating income will be sufficient to finance the material capital we expect to expend to further develop those businesses. Operating expenses and capital expenditures for our online businesses initially will outpace revenues resulting from our online businesses. Although we expect revenues to increase as we market our online businesses, we do not expect to achieve profitability for these online business segments for an extended period of time. Furthermore, there is no assurance that they will ever achieve or maintain profitability.

We anticipate that our online businesses will require further capital for the full implementation of our online business plans. If capital is not available on terms we deem acceptable, we will be required to curtail or reduce our online business activities which could affect our operations.

Dependence upon third-party suppliers for key services.

Our online businesses are dependent upon our clearing firm for trade clearance and trade execution. In this regard, our communication and information systems are coordinated with the clearing information systems of our clearing firm. Additionally, our clearing firm furnishes our online businesses with information necessary to run our online businesses, including transaction summaries, data for compliance and risk management, trade execution reports, and trade confirmations. Accordingly, an interruption or the cessation of service by our clearing firm as a result of systems limitations or failures could have a material adverse effect on our online businesses and our financial condition.

In addition to our clearing firm, our online businesses rely on a number of other third parties to process transactions and provide us with information. The key components of our online businesses' electronic investment banking technology (which links customer interface programs to our brokerage back-office systems) are provided by third parties. The inability of those providers to support our online businesses would put at risk the ongoing viability and improvement of our online businesses. An interruption in or cessation of service by any third-party service provider as a result of systems failures or capacity constraints or for any other reason, and our inability to make alternative arrangements in a timely manner, or at all, would have a material adverse effect on the performance of our online businesses and could adversely affect our business and financial condition.

Disruption in any element of our technology backbone could harm our business or limit our growth.

We are highly dependent on our systems to process, on a daily basis, a large and growing number of transactions across numerous and diverse markets. We, and our clearing firm, rely heavily on our respective financial, accounting and other data processing systems, as well as our telecommunications systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer disruptions of our business, liabilities to clients, regulatory interventions or damage to our reputation and the development of our brand name, any and all of which could have a material adverse effect on our business and limit our ability to grow.

We also must ensure that users do not experience significant or frequent disruptions in the access to our web sites. Our web sites could become inaccessible for numerous reasons, including as a result of failure by our servers and/or software glitches. Web site failures could result in loss of existing customers and missed opportunities to garner additional customers. Accordingly, any failure to have adequate systems in place to ensure the constant monitoring and maintenance of, and accessibility to, our web sites could have a material adverse effect on our business and financial results.

Access to our web sites is also directly dependent on the operating condition of the Internet. The success of our online businesses, therefore, will depend in part upon the development and maintenance of the Internet's infrastructure to cope with increased user traffic, none of which we control. This will require a reliable network backbone possessing the necessary bandwidth, and the timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services to users. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face similar outages and delays in the future, which could have a material adverse effect on our business and financial condition.

We may not be able to develop and maintain marketing relationships with other Internet companies.

Our strategy for expanding brand recognition through online advertising depends to some extent on our relationship with other Internet companies. We plan to enter into marketing agreements with these companies that will permit us to advertise our products and services on their web site. There can be no assurance that we will be able to negotiate these agreements on favorable terms or at all.

Additionally, other online brokers, which advertise on popular web sites, may have exclusive advertising relationships with such sites or may otherwise object to our attempts to enter into marketing agreements or relationships with such sites. If we cannot secure or maintain these marketing agreements on favorable terms, our business prospects could be substantially harmed.

We cannot be certain that the market will accept our Internet-based services. Further, the success of our Internet investment banking and brokerage business will depend on continued growth of Internet commerce in general.

The markets for investment banking and brokerage services through the Internet are at an early stage of development and are rapidly evolving. Because the markets for our online services are new and evolving, it is difficult to predict the future growth (if any) and the future size of these markets. We cannot assure you that the markets for our online services will continue to develop or become sustainable. Sales of many of our services and products will depend upon the acceptance of the Internet as a widely used medium for commerce and communication. A number of factors could prevent such acceptance, including the following:

     o Electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;
     o The necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;
     o Increased government regulation or taxation may adversely affect the viability of electronic commerce;
     o Insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times or increased costs; and
     o Adverse publicity and consumer concern about the security of electronic commerce transactions could discourage its acceptance and growth.

Conducting investment-banking operations through the Internet is a relatively new approach to the securities business. We anticipate undertaking intensive marketing and sales efforts to educate prospective clients on the uses and benefits of our services and products in order to generate demand. There is a risk, however, that, corporate issuers may be reluctant to accept our online underwriting capabilities.

We cannot be certain that our network security systems won't be circumvented.

The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could misappropriate proprietary information or cause interruptions in our services. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate resulting problems. In addition to security breaches, inadvertent transmission of computer viruses could expose us to the risk of disruption of our business, loss and possible liability. Continued concerns over the security of Internet transactions and the privacy of its users may also inhibit the growth of the Internet generally as a means of conducting commercial transactions.

We rely upon encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the procedures we use to protect customer transaction data. If any such compromise of our security occurs, our business, financial condition and operating results could be materially adversely affected.


Our tradenames may not be protected.

EarlyBirdCapital has filed for tradename protection regarding the name EarlyBirdCapital. We have been advised by the United States Patent and Trademark Office that an unaffiliated third party also has claimed the name. Although EarlyBirdCapital intends to enforce its rights to the name EarlyBirdCapital, there is no assurance that it will be successful in doing so. If it is forced to cease using the name, we will incur additional expense to change the name and to establish good will with respect to the new name. Shochet Online! has been registered in the United States Patent and Trademark Office. This is no assurance, however, that others will not infringe on our federal trademark protection.

Discretionary issuance of preferred stock could harm the interests of our common stockholders.

Our certificate of incorporation, as amended, authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company, which could have the effect of discouraging bids for us and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock, there can be no assurance that we will not do so the future.

We have not paid dividends and do not expect to pay dividends.

To date, we have not paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the foreseeable future. We intend to retain all earnings in the foreseeable future for our continued growth. Moreover, our ability to pay dividends in the future may be restricted by our brokerage subsidiaries' obligations to comply with the net capital rules applicable to broker-dealers.